Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES PRIVATE PLACEMENT OF $225 MILLION of Green SENIOR UNSECURED NOTES

New York, New York, April 10, 2024 -- Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), today announced that it and its operating partnership, Empire State Realty OP, L.P. (the “Operating Partnership”), entered into a note purchase agreement to issue $225 million aggregate principal amount of green senior unsecured notes in a private placement transaction.

The issuance consists of $155 million of 7.20% notes due in June 2029, $45 million of 7.32% notes due in June 2031, and $25 million of 7.41% notes due in June 2034. The notes were issued pursuant to the Company’s Green Financing Framework, and pending the allocation of an amount equal to the net proceeds from the private placement to eligible green projects, the Operating Partnership intends to apply the net proceeds from the private placement (i) to repay existing indebtedness, including to repay certain amounts drawn on the Company's revolving credit facility, and (ii) the remainder (if any) for general corporate purposes.

“This transaction demonstrates strong support by high quality, existing and new institutional investors who understand and want to invest in ESRT’s differentiated NYC-focused portfolio, well-positioned balance sheet and leadership in sustainability,” said Christina Chiu, President of Empire State Realty Trust.

The Company commissioned S&P Global to conduct an external review of its Green Financing Framework, and S&P issued a Second Party Opinion (SPO) on the Framework’s environmental credentials and its alignment with the Green Bond Principles 2021.

The private placement is scheduled to fund on June 17, 2024, subject to customary closing conditions. The notes are unconditionally guaranteed by each of the Company’s subsidiaries that guarantees indebtedness under the Operating Partnership’s senior credit facility.

The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. The notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The Company is the recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, the #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best for two consecutive years. As of December 31, 2023, ESRT's portfolio is comprised of approximately 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify these statements by use of words such as "aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These factors include, without limitation, the risks and uncertainties detailed from time to time in the Company's filings with the SEC, including those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 under the headings "Risk Factors" and any failure of the conditions or events cited in this release. Except as may be required by law, the Company does not undertake a duty to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investors

Empire State Realty Trust Investor Relations

IR@esrtreit.com

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